Trademark Transfer Agreement

This Agreement is made and entered into on December 3, 2007 in Yiyang City, Jiangxi Province ,China, by and between the following parties:

Transferor: Jiangxi Yiyang Fuda Copper Co., Ltd.
Registered business address: Gejiaba, Huating Town, Yiyang County

Transferee: Jiangxi Morgan Star Copper Technology Co., Ltd.
Registered business address: Fengze Mall, Guangchang Road, Yijiang Town, Yiyang County, Jiangxi Province.

After consultation, Transferor and Transferee agree that:

1. The trademark to be transferred named “富爵FURDHER”, the design is ( Design is attached here and sealed by Transferor). It was registered on the following products (Serial No.11): Bathroom equipment, flushing device and washing equipment, the registration number is No. 3512752, registered by the Transferor, and the valid period is from 2005-1-28 to 2015-1-27, in P.R.C.

2. Transferor guarantees that it is the owner of the trademark aforesaid. No non-exclusive or exclusive authorized use agreement was signed before this agreement.

3. The rights of the Transferee after the transference
3.1 This trademark may be used on the following products (or service): Serial No.11.
3.2 This trademark may be used in the following geographical area:____________

4. The transference of the trademark is permanent.

5. The date of the transference: the date when this agreement comes into effect, or the procedure of registration modification finishes, the trademark is formally transferred to transferee.

6. The procedure of registration modification: Transferor shall handle the procedure of registration modification when this agreement becomes effective, the necessary expense to modify the registration shall be burdened by Transferee.

7. The guarantee of the product’s quality: Transferor requires the Transferee guarantees that the quality of trademark product shall no lower than it was before. Transferor shall supply Transferee with the product sample, technological guidance or recipe (both parties may sign a technology transfer agreement), product’s manual, package and reparation skill. If it is necessary, Transferor shall supply Transferee a list of the clients who frequently purchased the products.

8. Each party shall bear the obligation to keep the other party’s operation as a secret. During or beyond the period of this agreement, Transferee shall not release the technology secret and business secret, which were transferred with the trademark by Transferor.

9. Transferor shall guarantee that the transferred trademark is a valid trademark, and no third party possesses the ownership of the trademark.

10. The assignment fee and payment:
10,1 The assignment fee is totally RMB 10,000.00 (ten thousand) Yuan, in accordance with the transferred rights.
10.2 The payment shall be paid by cash.
10.3 The payment shall be paid within 10 days after this agreement becomes valid.

11. Transferor guarantees that, unless permitted by Transferee in written form, it shall not register a similar or resemble trademark in the same geographical area, nor deal with the activities to compete with production and sales of the trademark product, during the valid period of the agreement.

12. Breach of the Contract Responsibilities:
12.1 Transferor shall stop using this trademark and take the responsibility, if it breaks the rules of this agreement and continues to use the trademark on its products without written permission from Transferee.
12.2 Transferor may refuse to transfer the ownership of the trademark and notice to cancel this agreement, if Transferee does not pay the assignment fee within the agreed period.

13. Settlement of Disputes
Any disputes under the agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, the disputes shall be submitted to CHINA INTERNATIONAL ECONOMIC AND TRADE ARBITRATION COMMISSION and arbitrated in Beijing. The arbitration is a final arbitration that binds both parties.

14. This agreement becomes valid from the date it is signed. However, this agreement would be invalid if the transfer application is not ratified by Trademark Bureau of State Administration of Industry and Commerce, the responsibility would be taken by each party accordingly.
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〔Signature Page〕

Transferor: Jiangxi Yiyang Fuda Copper Co., Ltd. (seal)

Legal Representative (signature): /s/ Wu Yiting

Transferee: Jiangxi Morgan Star Copper Technology Co., Ltd. (seal):

Authorized Representative (signature): /s/ Wu Yiting